UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 27, 2011

GENESIS SOLAR CORPORATION
(Name of registrant as specified in its charter)

Colorado	2-87052-D	84-0194754
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

4600 South Ulster Street, Suite 800
Denver, CO 80237
Address of principal executive offices

303-221-3680
Telephone number, including
Area code

___________________
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 – Other Events.

On February 21, 2011 Genesis Solar Corporation (the “Company”) received physical delivery of certificates representing 14,096,093 shares of its common stock (the “Shares”) which were held in escrow as the Company was attempting to acquire Genesis Solar España, S.L. (“GSE”) along with certain know-how related to GSE.  As described in numerous reports filed with the Securities and Exchange Commission, starting in April 2009 the Company began pursuing a transaction to acquire GSE and the know-how.  The Shares comprised the consideration the Company was to pay to complete the acquisition. Although the Shares may have been deemed outstanding while held in escrow under the Colorado Business Corporation Act, because their ultimate release was subject to numerous conditions precedent they were not deemed outstanding for financial reporting purposes.  Since the transaction was not completed by December 31, 2010, and as described in a Form 8-K filed by the Company reporting an event of January 1, 2011 (filed January 6, 2011), the Company requested that the Shares be returned to it.

On February 27, 2011, the Board of Directors resolved to authorize the president to deliver the certificates to the Company’s transfer agent for cancellation and return to the status of authorized but unissued common stock. The president did so on March 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 1st day of March 2011.

Genesis Solar Corporation

By: /s/ David W. Brenman
David W. Brenman, President